                                                                     Exhibit 3.1


                       THE COMMONWEALTH OF MASSACHUSETTS

Examiner:
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)


Name
Approved
                                   ARTICLE I
                     The exact name of the corporation is:

                             Medford Bancorp, Inc.


                                   ARTICLE II
               The purpose of the corporation is to engage in the
                         following business activities:

            See attached Addendum A to the Articles of Organization.




C        _
         _
P        _
         _
M        _
         _
R.A.     _







P.C.
---------

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate
8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                  ARTICLE III


State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.


       WITHOUT PAR VALUE                     WITH PAR VALUE
-------------------------------    ---------------------------------------
TYPE           NUMBER OF SHARES    TYPE       NUMBER OF SHARES    PAR VALUE
----           ----------------    ----       ----------------    ---------
Common:             0              Common:       15,000,000        $.50

Preferred:          0              Preferred:     5,000,000        $.50


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

            See attached Addendum B to the Articles of Organization.





                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:


                                     None.






                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

            See attached Addendum C to the Articles of Organization.






** If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                  ARTICLE VII

     The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.



                                  ARTICLE VIII

     THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.


     a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

          29 High Street, Medford Massachusetts 02155

     b. The name, residential address and post office address of each director and officer of the corporation is as follows:


                   NAME          RESIDENTIAL ADDRESS         POST OFFICE ADDRESS


President:


Treasurer:       See attached Addendum D to the Articles of Organization


Clerk:


Directors:


     c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

     d. The name and business address of the resident agent, if any, of the corporation: Eugene R. Murray, Clerk, 29 High Street, Medford, MA 02155



                                   ARTICLE IX

     By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.


IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signatures(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 23rd day of July, 1997.





                            /s/ Arthur H. Meehan
                                ------------------------------------------
                                Arthur H. Meehan
                                29 High Street
                                Medford, MA 02155







Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                                   ADDENDUM A
                                     TO THE
                            ARTICLES OF ORGANIZATION
                                       OF
                              MEDFORD BANCORP, INC.


ARTICLE II

A.       To acquire, invest in or hold stock in any subsidiary permitted under
         (i) the Bank Holding Company Act of 1956, and (ii) Massachusetts General Laws, Chapter 167A, as such statutes may be amended from time to time, and to engage in any other activity or enterprise permitted to a bank holding company under said statutes or other applicable law.

B. To buy, sell, invest in, hold and deal in property of every nature and description, real and personal, tangible and intangible permissible for such a corporation.

C. To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraphs.

                                   ADDENDUM B
                                     TO THE
                            ARTICLES OF ORGANIZATION
                                       OF
                              MEDFORD BANCORP, INC.


         ARTICLE IV.  Capital Stock.

         The total number of shares of all classes of capital stock which Medford Bancorp, Inc. ("Bancorp") is authorized to issue is 20,000,000 shares, of which 15,000,000 shares shall be common stock, $.50 par value per share, and 5,000,000 shares shall be preferred stock, $.50 par value per share. The shares may be issued by Bancorp from time to time by a vote of its Board of Directors without the approval of its stockholders. Upon payment of lawful consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of Bancorp which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         A description of the different classes and series of Bancorp's capital stock and a statement of the designations and the relative rights, preferences and limitation of the shares of each class and series of capital stock are as follows:

         A. Common Stock. Except as provided by law or in this Article IV (or in any supplemental sections hereto or in any certificate of establishment of any series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. There shall be no cumulative voting rights in the election of Directors.

         If there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of a sinking fund or a retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

         In the event of any liquidation, dissolution or winding up of Bancorp, after there shall have been paid to or set aside for the holders of any class having preference over the common stock in the event of liquidation, dissolution or winding up of Bancorp the full preferential amounts to which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate in whole or in part therewith as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of Bancorp, to receive the remaining assets of Bancorp available for distribution, in cash or in kind, in proportion to their holdings.

         B. Preferred Stock. The Board of Directors of Bancorp is authorized by vote or votes, from time to time adopted, to provide for the issuance of preferred stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations, and restrictions thereof, including, but not limited to, determination of one or more of the following:

                  (1) The distinctive serial designation and the number of shares constituting such series;

                  (2) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

                  (3) The voting powers, if any, of shares of such series;

                  (4) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

                  (5) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of Bancorp;

                  (6) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemable or purchased through the application of such fund;

                  (7) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of Bancorp, and if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (8) The price or other consideration for which the shares of such series shall be issued; and

                  (9) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock.

         Unless otherwise provided by law, any such vote shall become effective when Bancorp files with the Secretary of State of the Commonwealth of Massachusetts a certificate of establishment of one or more series of preferred stock signed by the President or any Vice President and by the Clerk, Assistant Clerk, Secretary or Assistant Secretary of Bancorp, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.

                                   ADDENDUM C
                                     TO THE
                            ARTICLES OF ORGANIZATION
                                       OF
                              MEDFORD BANCORP, INC.

         ARTICLE VI(A).  Certain Business Combinations.

SECTION 1.  Vote Required for Certain Business Combinations.

         A. Required Vote for Certain Business Combinations. In addition to any affirmative vote required by the Massachusetts General Laws or by these Articles of Organization, and except as otherwise expressly provided in Section 2 of this
Article VI(A):

                  (1) any merger or consolidation of Bancorp or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder;

                  (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of Bancorp or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more;

                  (3) the issuance or transfer by Bancorp or any Subsidiary (in one transaction or a series of transactions) of any securities of Bancorp or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more;

                  (4) the adoption of any plan or proposal for the liquidation or dissolution of Bancorp proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                  (5) any reclassification of securities (including any reverse stock split), any recapitalization of Bancorp, any merger or consolidation of Bancorp with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class of equity or convertible securities of Bancorp or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require (subject to Section 2 of this Article VI(A)) the affirmative vote of the holders of at least eighty percent of the voting power of the then outstanding shares of capital stock of Bancorp entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law.

         B. Definition of "Business Combination." The term "Business Combination" as used in this Article VI(A) shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of Paragraph A of this
Section 1.

SECTION 2.  When Higher Vote is Not Required.

         The provisions of Section 1 of this Article VI(A) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Organization, if all of the conditions specified in either of the following Paragraphs A or B are met:

         A. Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors then in office (as hereinafter defined); or

         B. Price and Procedure Requirements. All of the following conditions shall have been met:

                  (1) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

                                    (a) (if applicable) the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock acquired by it (i) within the two-year period immediately prior to and including the first public announcement of the proposed Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                    (b) the highest Fair Market Value per share
                           of common stock on any date during the one-year period prior to and including the Announcement Date; and

                                    (c) (if applicable) the price per share
                           equal to the product of (i) the Fair Market Value per share of common stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such later date is referred to in this Article VI(A) as the "Determination Date"), whichever is higher, multiplied by (ii) the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock acquired by it within the two-year period immediately prior to and including the Announcement Date to (y) the Fair Market Value per share of common stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of common stock.

                  (2) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Paragraph B(2) shall be required to be met with respect to every other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                    (a) (if applicable) the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to and including the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                    (b) (if applicable) the highest preferential
                           amount per share which the holders of shares of such class of Voting Stock are entitled to receive from Bancorp in the event of any voluntary or involuntary liquidation, dissolution or winding up of Bancorp;

                                    (c) the highest Fair Market Value per share
                           of such class of Voting Stock on any date during the one-year period prior to and including the Announcement Date; and

                                    (d) (if applicable) the price per share
                           equal to the product of (i) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, multiplied by (ii) the ratio of
                           (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to and including the Announcement Date to (y) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

                  (3) The consideration to be received by holders of a particular class of outstanding Voting Stock (including common stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                  (4) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of any such Business
         Combination:

                                    (a) there shall have been (i) no failure to
                           declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series having a preference over the common stock of Bancorp as to dividends or upon liquidation, except as approved by a majority of the Continuing Directors; (ii) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the Continuing Directors; and (iii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure to so increase such annual rate is approved by a majority of the Continuing Directors; and

                                    (b) such Interested Stockholder shall have
                           not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder's becoming an Interested Stockholder.

                  (5) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by Bancorp, whether in anticipation of or in connection with such Business Combination or otherwise, unless such transaction shall have been approved or ratified by a majority of the Continuing Directors after such person shall have become an Interested Stockholder.

                  (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of Bancorp at least twenty days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

SECTION 3.  Certain Definitions.

         For the purpose of these Articles of Organization:

         A. A "person" shall mean an individual, a group acting in concert, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization and any similar association or entity.

         B. "Interested Stockholder" shall mean any person (other than Bancorp or any Subsidiary) who or which:

                  (1) is the beneficial owner, directly or indirectly, of more than ten percent of the voting power of the then outstanding shares of Voting Stock;

                  (2) is an Affiliate of Bancorp and at any time within the two-year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of ten percent of more of the voting power of the then outstanding shares of Voting Stock; or

                  (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to and including the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 and such assignment or succession was not approved by a majority of the Continuing Directors.

         C. A person shall be a "beneficial owner" of any shares of Voting
         Stock:

                  (1) which such person or any of its Affiliates or Associates, directly or indirectly, has or shares with respect to the Voting Stock
         (a) the right to acquire or direct the acquisition of (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both), pursuant to any agreement, arrangement or understanding or upon the exercise of any conversion rights, warrants, or options or otherwise; (b) the right to vote, or direct the voting of, pursuant to any agreement, arrangement or understanding or otherwise; or (c) the right to dispose of or transfer or direct the disposition or transfer of, pursuant to any agreement, arrangement, understanding or otherwise; or

                  (2) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         D. For the purpose of determining whether a person is an Interested Stockholder pursuant to Paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of Paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

         E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by Bancorp; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by Bancorp.

         G. "Continuing Director" means any member of the Board of Directors of Bancorp (the "Board") who is not an Affiliate or Associate of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an Affiliate or Associate of the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

         H.       "Fair Market Value" means:

                  (1) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by at least a majority of the Continuing Directors of the Board in good faith; and

                  (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by at least a majority of the Continuing Directors of the Board in good faith.

         I. "Group Acting in Concert" shall mean persons seeking to combine or pool their voting or other interests in the securities of Bancorp for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or any "group of persons" as defined under Section 13(d) of the Securities Exchange Act of 1934. When persons act together for any such purpose, their group is deemed to have acquired their stock.

         J. In the event of any Business Combination in which Bancorp survives, the phrase "other consideration to be received" as used in Paragraphs B(1) and
(2) of Section 2 of this Article VI(A) shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

SECTION 4.  Powers of the Board of Directors.

         A majority of the Directors of Bancorp (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) shall have the power to determine for the purposes of this Article VI (A), on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number or percentage of any class of securities beneficially owned by any person, (C) whether a person is an Affiliate or Associate of or is affiliated or associated with another, (D) whether the requirements of Section 2 of this Article VI(A) have been met with respect to any Business Combination, (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by Bancorp or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more and (F) any other matters of interpretation arising under this Article VI(A). The good faith determination of a majority of the Directors (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) on such matters shall be conclusive and binding for all purposes of this Article VI(A).

SECTION 5.  No Effect on Fiduciary Obligations of Interested Stockholders.

         Nothing contained in this Article VI(A) shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         ARTICLE VI(B).  Standards for Board of Directors' Evaluation of Offers.

          The Board of Directors of Bancorp, when evaluating any offer of another person (as defined in Article VI(A) hereof) to (A) make a tender or exchange offer for any equity security of Bancorp or any Subsidiary (as defined in Article VI(A) hereof), (B) merge or consolidate Bancorp or any Subsidiary with another institution or (C) purchase or otherwise acquire all or substantially all of the properties and assets of Bancorp or any Subsidiary, shall, in connection with the exercise of its judgment in determining what is in the best interests of Bancorp and its stockholders, give due consideration to all relevant factors including, without limitation, the social and economic effects of acceptance of such offer on Bancorp's and/or any Subsidiaries' present and future account holders, borrowers and employees; on the communities in which Bancorp or any Subsidiary operates or is located; and on the ability of Bancorp and its Subsidiaries to fulfill their objectives under applicable statutes and regulations.

         ARTICLE VI(C).  Pre-emptive Rights.

         Holders of the capital stock of Bancorp shall not be entitled to preemptive rights with respect to any shares of the capital stock of Bancorp which may be issued.

         ARTICLE VI(D).  Directors.

         Bancorp shall be under the direction of a Board of Directors. The number of Directors shall not be fewer nor more than permitted by law. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually.

         Any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office, with or without cause, by an affirmative vote of not less than (i) 80% of the total votes eligible to be cast by stockholders in the election of directors at a duly constituted meeting of stockholders called expressly for such purpose, or (ii) 66-2/3% of the members of the Board of Directors then in office, unless at the time of such removal there shall be an Interested Stockholder, in which case the affirmative vote of not less than a majority of the Continuing Directors then in office shall instead be required for removal by vote of the Board of Directors. At least thirty days prior to such meeting of stockholders, written notice shall be sent to the Director whose removal will be considered at the meeting.

         ARTICLE VI(E). Transactions with Interested Persons.

SECTION 1. Unless entered into in bad faith or in violation of any provision of these Articles of Organization, no contract or transaction by Bancorp shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

SECTION 2. For the purposes of this Article VI(E), "Interested Person" means any person or organization in any way interested in Bancorp whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any such person or organization of Bancorp is in any way interested.

SECTION 3. Unless such contract or transaction was entered into in bad faith or in violation of any provision of these Articles of Organization, no Interested Person, because of such interest, shall be liable to Bancorp or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

SECTION 4. The provisions of this Article VI(E) shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of Bancorp at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

         ARTICLE VI(F).  Acting as a Partner.

         Bancorp may be a partner in any business enterprise which it would have power to conduct by itself.

         ARTICLE VI(G).  Stockholders' Meetings.

         Meetings of stockholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

         ARTICLE VI(H).  Call of Special Meetings.

         Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board, if one is elected, the President or by the affirmative vote of a majority of the Directors then in office; provided, however, that if there is an Interested Stockholder, any such call shall also require the affirmative vote of a majority of the Continuing Directors then in office. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

         ARTICLE VI(I).  Amendment of By-Laws.

         The By-Laws of Bancorp may be adopted, altered, amended, changed or repealed by the Board of Directors or the stockholders of Bancorp. Such action by the Board of Directors shall require the affirmative vote of at least 66-2/3% of the Directors then in office at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall in addition require the affirmative vote of at least a majority of the Continuing Directors then in office, at such a meeting. Such action by the stockholders shall require (i) approval by the affirmative vote of a majority of the Board of Directors of Bancorp then in office at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall in addition require the affirmative vote of at least a majority of the Continuing Directors then in office, at such meeting, (ii) unless waived by the affirmative vote of the Board of Directors (and, if applicable, Continuing Directors) specified in the preceding sentence, the submission by the stockholders of written proposals for adopting, altering, amending, changing or repealing the By-Laws at least sixty days prior to the meeting at which they are to be considered and (iii) the affirmative vote of at least 66-2/3% of the total votes eligible to be cast by stockholders in the election of directors at a duly constituted meeting of stockholders called expressly for such purpose.

         ARTICLE VI(J). Amendment of Articles of Organization. No amendment, addition, alteration, change or repeal of these Articles of Organization shall be made, unless the same is first approved by the affirmative vote of a majority of the Board of Directors of Bancorp then in office, and thereafter approved by the stockholders by not less than 66-2/3% of the total votes eligible to be cast at a duly constituted meeting, or, in the case of Articles I, II and VIII and the first sentence of Article IV as set forth in Addendum B to these Articles of Organization, by not less than a majority of the total votes eligible to be cast at a duly constituted meeting; provided, however, that if, at any time within the sixty day period immediately preceding the meeting at which the stockholder vote is to be taken, there is an Interested Stockholder, such amendment, addition, alteration, change or repeal shall also require the affirmative vote of not less than a majority of the Continuing Directors then in office, prior to approval by the stockholders. Notwithstanding the foregoing, to the extent that any provision of these Articles of Organization stipulates stockholder approval by a vote of more than 66-2/3% of the total votes eligible to be cast by stockholders in the election of directors, and if, at any time within the sixty day period immediately preceding the meeting at which the stockholder vote is to be taken there is an Interested Stockholder, such provision may only be amended, altered, changed or repealed after approval by the same vote required by such provision, unless such amendment, alteration or repeal shall also have been approved by the affirmative vote of not less than a majority of the Continuing Directors then in office, in which case only the vote of 66-2/3% of the total votes eligible to be cast by the stockholders shall be required. Unless otherwise provided by law, any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as specified in such amendment, addition, alteration, change or repeal or as the Secretary of State may specify.

                                   ADDENDUM D
                                     TO THE
                            ARTICLES OF ORGANIZATION
                                       OF
                              MEDFORD BANCORP, INC.


ARTICLE VIII(B)

The name, residential address and post office address of each director and officer of the corporation is as follows:

                NAME                           RESIDENTIAL ADDRESS               POST OFFICE ADDRESS
PRESIDENT:      Arthur H. Meehan               5 Fox Run Road                    29 High Street
                                               Dover, MA 02030                   Medford, MA 02155
TREASURER:      Phillip W. Wong                8 Kelly Street                    29 High Street
                                               Medway, MA 02053                  Medford, MA 02155
CLERK:          Eugene R. Murray               14 Milton Street                  29 High Street
                                               E. Falmouth, MA 02536             Medford, MA 02155
DIRECTORS:      Paul J. Crowley                15 Old Weston Road                29 High Street
                                               Wayland, MA 01778                 Medford, MA 02155
                Edward J. Gaffey               43 High Street                    29 High Street
                                               Medford, MA 02155                 Medford, MA 02155
                Andrew D. Guthrie Jr.,         30 Cambridge Street               29 High Street
                M.D.                           Winchester, MA 01890              Medford, MA 02155
                Edward D. Brickley             79 Mystic Valley Pkwy.            29 High Street
                                               Winchester, MA 01890              Medford, MA 02155
                Robert A. Havern III           35 Bartlett Avenue                29 High Street
                                               Arlington, MA 02174               Medford, MA 02155
                Francis D. Pizzella            13 Browning Road                  29 High Street
                                               Somerville, MA 02145              Medford, MA 02155
                David L. Burke                 9 Wedgemere Ave.                  29 High Street
                                               Winchester, MA 01890              Medford, MA 02155
                Mary L. Doherty                87 Yale Street                    29 High Street
                                               Medford, MA 02155                 Medford, MA 02155
                Arthur H. Meehan               5 Fox Run Road                    29 High Street
                                               Dover, MA 02030                   Medford, MA 02155
                Eugene R. Murray               14 Milton Street                  29 High Street
                                               E. Falmouth, MA 02536             Medford, MA 02155

                         COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156B)

                ================================================

                I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $20,000 having been paid, said articles are deemed to have been filed with me this 23rd day of July, 1997.

                Effective date: July 23, 1997
                        ________________________________



                             WILLIAM FRANCIS GALVIN
                         SECRETARY OF THE COMMONWEALTH



                FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.




                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                  Paul W. Lee, P.C.
                 _______________________________________________

                  Goodwin, Procter & Hoar LLP
                 _______________________________________________

                  Exchange Place, Boston, MA 02109
                 _______________________________________________

                 Telephone:  (617) 570-1000
                            ____________________________________